Exhibit 32.1
CERTIFICATION OF CEO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Vanguard Health Systems, Inc. (the “Company”) for the quarterly period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles N. Martin, Jr., Chairman of the Board and Chief Executive Officer of the Company, certify, for the purpose of complying with 18 U.S.C. Section 1350 and Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles N. Martin, Jr.
Charles N. Martin, Jr.
Chairman of the Board and Chief Executive Officer

October 31, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.